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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
April 4, 1995



                            MMI MEDICAL, INC.
          (Exact name of registrant as specified in its charter)


      California                    0-13608            95-3619990
(State or other jurisdiction  (Commission File      (I.R.S. Employer
      of incorporation)            Number)        IdentificationNumber)



          1611 Pomona Road, Corona, California           91720
         (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:
(909) 736-4570


                              Not Applicable
      (Former name of former address, if changed since last report)

The Exhibit Index appears on Page 4

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Item 5.  Other Events

  The Registrant publicly announced it will not pay a quarterly dividend for the fourth quarter of the current fiscal year and has suspended the issuance of such quarterly dividends for an indefinite period. The Registrant's press release of April 4, 1995 attached to this report as Exhibit 20.1 is incorporated herein by reference.







The Exhibit Index is attached hereto as page 4.

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                        SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 1995             MMI MEDICAL, INC.
                                    (Registrant)

                              By: /s/ James P. Butler
                                 --------------------
                                 James P. Butler
                                 Vice President, Finance and
                                 Chief Financial Officer

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                       EXHIBIT INDEX

Exhibit                                                               PAGE

20.1      Press Release dated April 4, 1995                             5


                               Page 4 of 5

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FOR IMMEDIATE RELEASE   CONTACT:   JAMES P. BUTLER
                                   CHIEF FINANCIAL OFFICER
                                   909-736-4570


                                   MMI MEDICAL, INC.
                                   1611 Pomona Road
                                   Corona, CA 91720


MMI MEDICAL, INC. ELECTS TO DISCONTINUE QUARTERLY DIVIDEND


CORONA, CA., April 4, 1995 - MMI MEDICAL, INC. (NASDAQ - MMIM) announced today that its Board of Directors has elected not to pay a quarterly dividend for the current quarter and to suspend for an indefinite period the payment of regular quarterly dividends.

Dr. Samuel Salen, President and Chief Executive Officer of MMI Medical, Inc. ("MMI") commented, "MMI's Board of Directors has focused on a vision of a larger organization based on the company's position as a national provider of multi-vendor maintenance services. The Board believes the best use of the company's internally generated profits is an investment in the company's own future and that such an investment is likely to increase shareholder value beyond the historical level of quarterly dividend payments. The Board will continue to review the dividend policy of the company in order to balance the investment requirements necessary to build a larger organization providing a broader service product with the interest of shareholders in receiving regular cash dividends."

MMI, through its various subsidiaries, provides hospitals, clinics and private physicians' offices with maintenance services for diagnostic imaging equipment, shared mobile computed tomography and cardiac catheterization services and other radiological parts and supplies.

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